UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 13, 2017

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31775 (Commission File Number)	86-1062192 (IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

On December 13, 2017, Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”) completed a capital contribution (the “Contribution”) by the Company to Ashford Hospitality Limited Partnership, the Company’s operating partnership (the “Partnership”), through Ashford OP Limited Partner LLC, a limited partner of the Partnership, of the existing receivable from the Partnership and 598,163 shares of common stock of Ashford Inc., par value $0.01 per share, in exchange for the issuance by the Partnership of additional common partnership units.

In connection with the Contribution, on December 13, 2017, Ashford OP General Partner LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, and Ashford OP Limited Partner LLC, executed Amendment No. 5 to Seventh Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement Amendment”) of the Partnership, for the purpose of creating additional common partnership units of the Partnership and the recapitalization of the common partnership units so that the Conversion Factor (as defined in the Partnership Agreement Amendment) becomes 1.0.

The summary of the Partnership Agreement Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Amendment No. 5 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated December 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2017

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel